UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 1, 2025
SACHEM CAPITAL CORP.
(Exact name of Registrant as specified in its charter)

New York	001-37997	81-3467779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

568 East Main Street, Branford, Connecticut	06405
(Address of Principal Executive Office)	(Zip Code)
Registrant's telephone number, including area code (203) 433-4736

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Shares, par value $.001 per share	SACH	NYSE American LLC
7.75% notes due 2025	SCCC	NYSE American LLC
6.00% notes due 2026	SCCD	NYSE American LLC
6.00% notes due 2027	SCCE	NYSE American LLC
7.125% notes due 2027	SCCF	NYSE American LLC
8.00% notes due 2027	SCCG	NYSE American LLC
7.75% Series A Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per share	SACHPRA	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.
(b) - (c) As previously disclosed on the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission, on December 16, 2024, Sachem Capital Corp. (the "Company") appointed Jeffery C. Walraven as its Interim Chief Financial Officer and such disclosure is hereby incorporated by reference.
Effective September 1, 2025, the Company promoted Jeffery C. Walraven to the position of Executive Vice President and Chief Financial Officer. In connection with Mr. Walraven's promotion, the Company and Mr. Walraven entered into an Employment Agreement, effective as of September 1, 2025 (the "Employment Agreement") pursuant to which Mr. Walraven will receive (i) an annual base salary of $600,000, (ii) annual cash incentive compensation targeted at 50% of base salary, and (iii) annual long-term incentive compensation in the form of restricted stock with a target grant date fair value of $250,000. In addition, upon execution of the Employment Agreement, Mr. Walraven will also receive a cash payment of $50,000 and a one-time grant of restricted stock with a grant date fair value of $300,000, which will cliff vest on the third anniversary of the grant date, subject to the terms and conditions of the Restricted Stock Award Agreement, dated September 3, 2025, between the Company and Mr. Walraven (the "Award Agreement"). In conjunction with this appointment, Mr. Walraven has resigned from the Company's board of directors, on which he has served since August 2024.
The foregoing description of the Employment Agreement and Award Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement and the Award Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.
Item 8.01.    Other Events.
On September 4, 2025, the Company issued a press release announcing Mr. Walraven's promotion. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
On September 4, 2025, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.2, announcing that its board of directors authorized and declared a quarterly dividend of (i) $0.05 per common share, par value $0.001 per share, of the Company to be paid on September 30, 2025 to shareholders of record as of September 15, 2025; and (ii) $0.484375 per share on the Company’s 7.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001, payable on September 30, 2025 to shareholders of record on September 15, 2025. The dividend on the preferred stock represents the full amount accrued from June 30, 2025, through and including September 29, 2025.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between Jeffery C. Walraven and Sachem Capital Corp. effective as of September 1, 2025

10.2*	Restricted Stock Award Agreement, dated September 3, 2025, under the Sachem Capital Corp. 2025 Omnibus Incentive Plan between Sachem Capital Corp. and Jeffery C. Walraven

99.1	Press Release, dated September 4, 2025, announcing Mr. Walraven's promotion to the position of Executive Vice President and Chief Financial Officer

99.2	Press Release, dated September 4, 2025, announcing the declaration of the quarterly dividends

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sachem Capital Corp.

Dated: September 5, 2025	By:	/s/ John L. Villano
John L. Villano, CPA
President and Chief Executive Officer
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